OPINION OF COUNSEL, JODY M. WALKER


                     [JODY M. WALKER - LETTERHEAD]



December 27, 2000


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549

         Re:      Guinness Telli*Phone Corporation
                  Form S-8 Registration Statement
                  OPINION OF COUNSEL


Ladies and Gentlemen:

                               OPINION OF COUNSEL


         I have acted as counsel to Guinness Telli*Phone Corporation in connection with the preparation and filing of a Registration Statement
on Form S-8.    The registration statement covers the registration
under the Securities Act of 1933, as amended, of 2,000,000 shares of Guinness' common stock, $.001 par value per share, pursuant to Guinness' employee and consultant benefit plan entitled the "Guinness Telli*Phone Corporation Stock Option Plan," adopted by the board of directors of the Company on September 30, 1998 and thereafter amended
in November 2000 and December 2000.   I have examined the registration
statement, Guinness' articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

         Based upon the foregoing, and assuming that the shares will be issued as set forth in the Plan and registration statement, at a time when effective, and that Guinness will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the shares may be sold, I am of the opinion that, upon proper and legal issuance of the shares according the registration statement and receipt of the consideration to be paid for the shares, the shares will be validly issued, fully paid and nonassessable shares of common stock of Guinness. This opinion does not cover any matters related to any re-offer or re-sale of the shares by any Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the registration statement.

         This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof.

This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.







U.S. Securities and Exchange Commission
December 27, 2000
Page 2



                                     CONSENT


         I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus which is made a part of the registration statement.


                                   Sincerely,



/s/ Jody M. Walker

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Jody M. Walker